UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2005

IMAGE INNOVATIONS HOLDINGS INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	0-50119	91-1898414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 PARK AVENUE SOUTH, NEW YORK, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 589-9994

N/A
(Former name or former address, if changes since last report)

Item 4.01 Changes in Registrant's Certifying Accountants

(a)     On January 13, 2005, the Audit Committee of the Board of Directors of the Registrant dismissed Clyde Bailey P.C. as its independent accountant, effective January 11, 2005. Clyde Bailey P.C. was engaged by the Registrant in January 2003 to audit its financial statements for the year ended December 31, 2003. Clyde Bailey P.C.’s report on the Registrant's financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the year ended December 31, 2003, and through January 14, 2005, there were no disagreements between the Registrant and Clyde Bailey P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Clyde Bailey P.C.’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such year.

(b)     On January 11, 2005, the Audit Committee of the Board of Directors of the Registrant retained Goldstein Golub Kessler LLP to act as the Registrants’ independent public accountants to audit and certify the Registrant's financial statements for the year ended December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit 16.1	Letter of Clyde Bailey P.C. regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE INNOVATIONS HOLDINGS INC.
(Registrant)
Date	January 14, 2005	/s/ Derick Sinclair
Derick Sinclair Chief Financial Officer